Exhibit 10.(a)

FIRST AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

This First Amendment to Stockholder Protection Rights Agreement, dated as of the 22nd day of January, 2009 (this “Amendment”) is made by and between Zep Inc., a Delaware corporation (the “Company”) and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WITNESSETH:

WHEREAS, the Company and the Rights Agent are parties to that certain Stockholder Protection Rights Agreement, dated as of October 30, 2007 (the “Rights Agreement”);

WHEREAS, the Rights Agreement contains terms defining “Acquiring Person”;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to change such terms as set forth herein;

WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Rights Agreement may be amended as set forth herein without the approval of the holders of the Rights prior to the Flip-in Date and subject to the last sentence of Section 5.4, the Rights Agent shall, if the Company so directs, execute such amendment upon receipt of a certificate from an appropriate officer of the Company that states that the proposed amendment complies with Section 5.4;

WHEREAS, unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning given to them in the Rights Agreement.

NOW, THEREFORE, in consideration of the background, agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.	Amendment of Rights Agreement. The parties hereto agree that Section 1.1 is amended so that the definition of “Acquiring Person” shall read as follows:

“Acquiring Person” shall mean any Person, together with all Affiliates and Associates of such Person, who is or becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term “Acquiring Person” shall not include (i) any Person who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on October 30, 2007 or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of

Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests, or enters into an agreement with the Company satisfactory to the Company, in its sole discretion, to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, or (iii) any Person who or which the Board of Directors of the Company determines, prior to the time such Person would otherwise be an Acquiring Person, should be exempted from the definition of Acquiring Person; provided, however that the Board of Directors may make such exemption subject to such conditions, if any, which the Board of Directors may determine. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan shall not be an Acquiring Person.

2.	No Other Modification. Other than as set forth in this Amendment, the terms and conditions of the Rights Agreement remain in full force and effect without modification thereto.

3.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.	Certification of the Company. The undersigned officer of the Company, on behalf of the Company, certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 5.4 of the Rights Agreement and that the Rights Agent is entitled to rely upon such certification.

5.	Direction. By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

Zep Inc.

By:	/s/ John K. Morgan
Name:	John K. Morgan
Title:	Chairman, President and Chief Executive Officer

Mellon Investor Services LLC,
as Rights Agent

By:	/s/ Christopher T. Coleman
Name:	Christopher T. Coleman
Title:	Vice President